UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2014

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Redemption of DTA Bonds

    As disclosed in Brink’s periodic filings with the Securities and Exchange Commission, Brink’s is the primary obligor with respect to the Peninsula Ports Authority of Virginia’s $43,160,000 Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project—Brink’s Issue) Series 2003 (the “Bonds”), which are recorded as debt on Brink’s balance sheet.  The Bonds are subject to the Indenture of Trust dated as of September 1, 2003 between the Peninsula Ports Authority of Virginia and U.S. Bank National Association, as trustee, which provides for the redemption of the Bonds at the direction of Dominion Terminal Associates.  On August 29, 2014, at the direction of Dominion Terminal Associates, pursuant to the request of Brink’s (as primary obligor for the Bonds), the Trustee provided notice to the holders of the Bonds that all of the outstanding Bonds will be redeemed on September 15, 2014 for an aggregate redemption price that includes 100% of the outstanding principal amount of the Bonds ($43,160,000), plus all accrued unpaid interest to the redemption date.  Brink’s will use available liquidity to pay the aggregate redemption price.

Pension Retirement Plan Lump Sum Payments

    On August 29, 2014, the fiduciaries of the Company’s Pension Retirement Plan (“PRP”) began informing certain former employees who are participants in the PRP that the Company is offering such pension plan participants the option of receiving the value of their pension benefit in a lump sum payment or as a reduced annuity now, in lieu of receiving monthly annuity payments when they retire.  The voluntary offer is being made to approximately 9,000 terminated, vested participants in the PRP.   Eligible participants for this special pension benefit opportunity are generally former employees whose employment terminated with the Company and all Component Members (as defined in the PRP) prior to June 1, 2014 and who will not have commenced benefit payments as of December 1, 2014.   Eligible participants will have from September 9, 2014 to October 24, 2014 to notify the PRP of their decision. The PRP fiduciaries expect to make the lump-sum payments to eligible participants who elect the lump sum payments in December 2014 and will fund such payments using assets from the PRP.  For eligible participants who choose a reduced annuity, annuity payments will begin as of December 2014.

    The Company expects to record a non-cash settlement charge in the fourth quarter of 2014. The actual amount of such charge will depend upon the number of participants electing the lump sum payment option, the actual return on plan assets and various actuarial assumptions, including discount rate, long-term rate of return on assets, compensation increases, retirement age and mortality at the remeasurement date.

    The Company determined to make this offer as part of its pension de-risking strategy to reduce the size of its pension obligations and the volatility in the Company’s overall financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: August 29, 2014	By:	/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
Vice President and Chief Financial Officer

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